Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of PriceSmart, Inc. of our report dated November 23, 2007, with respect to the consolidated financial statements of PriceSmart, Inc., included in the 2007 Annual Report to Shareholders of PriceSmart, Inc.

Our audits also included the financial statement schedule of PriceSmart, Inc. listed in Item 15. This schedule is the responsibility of PriceSmart, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is November 23, 2007, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements on Form S-8 (No. 333-38345, No. 333-61067, No. 333-82220, No. 333-102947 and No. 333-132173) pertaining to the 1997 Stock Option Plan, the 1998 Equity Participation Plan, the 2001 Equity Participation Plan and the 2002 Equity Participation Plan of PriceSmart, Inc. and

(2) Registration Statements on Form S-3 (No. 333-42374, No. 333-67106, No. 333-83412, No. 333-86552, No. 333-96811, No. 333-100757 and No. 333-140290) of PriceSmart, Inc.;

of our report dated November 23, 2007, with respect to the consolidated financial statements of PriceSmart, Inc. incorporated herein by reference, our report dated November 23, 2007, with respect to the effectiveness of internal control over financial reporting of PriceSmart, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of PriceSmart, Inc. included in this Annual Report (Form 10-K/A) of PriceSmart, Inc.

/s/ Ernst & Young LLP

San Diego, California

July 7, 2008